UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2022

Gaming & Hospitality Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39987	84-5014306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3755 Breakthrough Way #300, Las Vegas, Nevada	89135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 211-8626

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant to purchase one share of Class A common stock	GHACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	GHAC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment	GHACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 12, 2021, Gaming & Hospitality Acquisition Corp. (the “Company”) filed its Form 10-Q for the quarterly period ended September 30, 2021 (the “Q3 Form 10-Q”), which included in “Note 2. Summary of Significant Accounting Policies – Revision to Previously Issued Financial Statements” to the Company’s unaudited interim financial statements (“Note 2”) a discussion of the revision to a portion of the Company’s previously issued financial statements for the classification of its Class A common stock subject to possible redemption issued as part of the units sold in the Company’s initial public offering (“IPO”) on February 5, 2021. As described in Note 2, upon its IPO, the Company classified a portion of the Class A common stock as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. The Company re-evaluated the conclusion and determined that the Class A common stock included certain provisions that require classification of the Class A common stock as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination. As a result, the Company corrected the error by revising all Class A common stock subject to possible redemption as temporary equity. This resulted in an adjustment to the initial carrying value of the Class A common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A common stock.

Also in Note 2 of the Q3 Form 10-Q, in connection with the change in presentation for the Class A common stock subject to possible redemption, the Company revised its earnings per share calculation to allocate income and losses pro rata between the two classes of shares. This presentation differs from the previously presented method of earnings per share, which was similar to the two-class method.

The Company initially determined the changes were not qualitatively material to the Company’s previously issued financial statements and revised its previously issued financial statements in Note 2 to its Q3 Form 10-Q. However, upon further consideration of the material nature of the changes, the Company determined the change in classification of the Class A common stock subject to possible redemption and change to its presentation of earnings per share is quantitatively material and the Company should restate its previously issued financial statements.

On February 11, 2022, the Company and the audit committee of the Company’s board of directors (the “Audit Committee”), after discussion with Company management, concluded that the Company’s previously issued (i) audited balance sheet as of February 5, 2021 included in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2021 (the “Audited Balance Sheet”), (ii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 24, 2021, (iii) unaudited interim financial statements included in the Company’s Quarterly Report for the quarterly period ended June 30, 2021, filed with the SEC on August 12, 2021 and (iv) unaudited interim financial statements included in the Q3 Form 10-Q, filed with the SEC on November 12, 2021 (collectively, the “Affected Periods” and clauses (ii) through (iv) only, the “Affected Quarterly Periods”) should no longer be relied upon and that it is appropriate to restate the Company’s financial statements for all of the Affected Periods. As such, the Company intends to restate its financial statements for all of the Affected Quarterly Periods in Amendment No. 1 to the Company’s Q3 Form 10-Q, to be filed with the SEC (the “Q3 Form 10-Q/A”) as soon as practicable. The Q3 Form 10-Q/A will include restatements of the unaudited interim condensed financial statements for all of the Affected Quarterly Periods. In addition, the Company intends to restate the Audited Balance Sheet in a future filing with the SEC.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO.

The Company has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting for accounting for complex financial instruments during the Affected Periods and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Q3 Form 10-Q/A.

The Company and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith + Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2022

GAMING & HOSPITALITY ACQUISITION CORP.

	By:	/s/ Andrei Scrivens
Name: Andrei Scrivens
Title: Chief Financial Officer